Exhibit 99.1

News Release	Zep Inc. 1310 Seaboard Industrial Blvd., NW Atlanta, GA 30318 www.zepinc.com

Company Contact:

Jill Gilmer

Zep Inc.

404-605-8614

Zep Inc. Appoints New Member to Board of Directors

Leadership and experience enhances Board composition and

supports Zep’s strategic growth plans

Atlanta, GA, December 12, 2007 – Zep Inc. (NYSE:ZEP) today announced that its Board of Directors has appointed Timothy T. Tevens, President and CEO of Columbus McKinnon Corporation (NASDAQ:CMCO) to the Company’s Board of Directors. As a result of the appointment, the Board now has seven members of which six are non-executive directors.

“A key element of our strategy for growth includes entering the $6.4 billion portion of the specialty chemicals market which is currently served through industrial distribution. Tim’s extensive experience with this channel and his knowledge about its structure, diversity and members will assist us in achieving our growth objectives,” commented John K. Morgan, Chairman, President and Chief Executive Officer of Zep Inc. “Tim’s leadership skills and significant industrial public company experience enhance the composition of our Board which is comprised of leaders drawn from a variety of fields. The Board’s diverse strengths will measurably assist us in meeting our business objectives and will support the next stage of our expansion program.”

Recently, Zep announced its long-term strategic plan to not only continue to grow its core business in the industrial and institutional cleaning, and maintenance chemicals market, but to expand via identified, key opportunities into the industrial distribution channel. Management believes this strategy will transform Zep into a dynamic, market-driven enterprise that not only delivers superior products and customer service, but that continuously strengthens its top and bottom line financial performance.

For the last ten years, Mr. Tevens has served as President, Chief Executive Officer and Director of Columbus McKinnon Corporation, a leading worldwide designer, manufacturer and marketer of material handling products and services. He joined Columbus McKinnon in 1991 and previously served as its Chief Operating Officer and Vice President – Information Services. He also served as President of the Industrial Supply Association (ISA) from 2005 to 2006, and his corporate experience for the last seventeen years has been actively focused on supplying industrial distribution.

About Zep Inc.

Zep Inc., with fiscal year 2007 net sales of over $565 million, is a leading producer, marketer, and service provider of a wide range of cleaning and maintenance solutions for commercial, industrial, institutional, and consumer end-markets. Zep’s product portfolio includes anti-bacterial and industrial hand care products, cleaners, degreasers, deodorizers, disinfectants, floor finishes, sanitizers, and pest and weed control products. The Company markets these products and services under well recognized and established brand names, such as Zep®, Zep Commercial®, Enforcer®, National Chemical®, and Selig™, some of which have been in existence for more than 70 years. Zep is headquartered in Atlanta, Georgia and has over 2,800 employees.

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This release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projections of financial information; any statements about historical results that may suggest trends for our business; any statements of the plans, strategies, and objectives of management for future operations; any statements of expectation or belief regarding future events, potential markets or market size, technology developments, or enforceability of our intellectual property rights; and any statements of assumptions underlying any of the items mentioned.

The Company’s forward-looking statements involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, actual results may differ materially from those expressed directly, indirectly or implied in any forward-looking statements made by or on behalf of the Company. For a description of additional risks, and uncertainties, please refer to the Company’s filings with the Securities and Exchange Commission, including its Form 10-K.

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